UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 27, 2015, T2 Biosystems, Inc. (the “Company”), entered into a Third Amendment to Lease (the “Lease Amendment”) with King 101 Hartwell LLC (“Landlord”) relating to the Company’s corporate offices located at 101 Hartwell Avenue, Lexington, MA 02421.  The Lease Amendment modifies the Indenture of Lease dated August 6, 2010 between the Company and the Landlord, as amended by that certain First Amendment to Lease dated as of November 2011, and as further amended by that certain Second Amendment to Lease dated as of July 11, 2014 (collectively, the “Original Lease”) to, among other things, extend the term of the Original Lease which was scheduled to expire on December 31, 2015 until December 31, 2017.  The Original Lease, as amended by the Lease Amendment, is referred to in this Form 8-K as the “Lease Agreement.”

During the period from January 1, 2016 until December 31, 2016 the fixed rent under the Lease Agreement will be $98,102.08 per month, which will increase to $100,905.00 per month for the period from January 1, 2017 until December 31, 2017.

The foregoing summary is qualified in its entirety by reference to the Lease Amendment, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Lease, dated as of May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease, dated as of May 27, 2015

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